UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 8, 2018

GCI, LLC

(Exact name of registrant as specified in its charter)

Delaware	0-05890	91-1820757
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Boulevard

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets

On March 9, 2018, Liberty Interactive Corporation, a Delaware corporation (“Liberty Interactive”), Liberty Interactive LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of Liberty Interactive (“LI LLC”), and GCI Liberty, Inc. (formerly known as General Communication, Inc.) (“GCI Liberty”), an Alaska corporation and the parent company of GCI, LLC (formerly known as GCI, Inc.), a Delaware limited liability company (“GCI LLC”), completed the series of transactions contemplated by the Agreement and Plan of Reorganization, dated as of April 4, 2017, by and among Liberty Interactive, LI LLC, and GCI Liberty (as amended by Amendment No. 1 to Reorganization Agreement, dated as of July 19, 2017, and by Amendment No. 2 to Reorganization Agreement, dated as of November 8, 2017, the “Reorganization Agreement”).

As previously reported, on March 8, 2018 at 4:21 p.m., New York City time, pursuant to the terms of GCI Liberty’s amended and restated articles of incorporation and in accordance with the terms of the Reorganization Agreement, each outstanding share of GCI Liberty’s former Class A-1 common stock, no par value, and each outstanding share of GCI Liberty’s former Class B-1 common stock, no par value, automatically converted into (i) 0.63 shares of GCI Liberty’s Class A common stock, no par value (“GLIBA”), and (ii) 0.20 shares of GCI Liberty’s Series A Cumulative Redeemable Preferred Stock.

On March 9, 2018, at 8:00 a.m., New York City time (the “Contribution Effective Time”), in accordance with the terms of the Reorganization Agreement, Liberty Interactive and LI LLC contributed their entire equity interests in Liberty Broadband Corporation (“Liberty Broadband”), Charter Communications, Inc., LendingTree, Inc. and Evite and other assets and liabilities attributed to its Ventures Group (following the reattribution by Liberty Interactive of certain assets and liabilities from its Ventures Group to its QVC Group) to GCI Liberty in exchange for, together with certain other consideration, the issuance to LI LLC of 81,706,919 shares of GLIBA, and 4,455,308 shares of GCI Liberty’s Class B common stock, no par value (“GLIBB”), representing a controlling interest in GCI Liberty (the “Contribution”).

As a result, as of the Contribution Effective Time and until the Split-Off Effective Time (as defined below), Liberty Interactive (through LI LLC) held approximately 79% of the common equity of GCI Liberty and an approximate 83% voting interest in GCI Liberty, and GCI Liberty shareholders (other than Liberty Interactive) held the remaining equity and voting interests.

On March 9, 2018, at 4:01 p.m., New York City time (the “Split-Off Effective Time”), Liberty Interactive completed its previously announced split-off (the “Split-Off”) of GCI Liberty.  The Split-Off was accomplished by the redemption by Liberty Interactive of (i) each outstanding share of its Series A Liberty Ventures common stock, $0.01 par value (“LVNTA”), for one share of GLIBA, with no shares of LVNTA remaining outstanding, and (b) each outstanding share of its Series B Liberty Ventures common stock, $0.01 par value (“LVNTB”), for one share of GLIBB, with no shares of LVNTB remaining outstanding, with the effect that GCI Liberty was split-off from Liberty Interactive, and Liberty Interactive ceased to have an equity interest in GCI Liberty.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Broadband Holdco Margin Loan Facility

On December 29, 2017, Broadband Holdco, LLC, a bankruptcy remote wholly-owned subsidiary, at such time, of Liberty Interactive, and now of GCI Liberty (“Broadband Holdco”), entered into a margin loan credit facility (the “Margin Loan Facility”, and the credit agreement governing the Margin Loan Facility, the “Margin Loan Agreement”) consisting of an initial term loan in an aggregate principal amount of $1 billion (the “Initial Loans”) and the ability to request additional term loan facilities or increase the amount of the Initial Loans in an aggregate principal amount of up to $500 million.  A portion of the proceeds of the Initial Loans were used to make a distribution to Liberty Interactive to be used within one year for the repurchase of QVC Group stock or to pay down certain debt at Liberty Interactive, and for the payment of fees and other costs and expenses, in each case, pursuant to the terms of the Reorganization Agreement.  The distributed loan proceeds constituted a portion of the cash reattributed to the QVC Group.

The Initial Loans under the Margin Loan Facility mature on December 29, 2019 (or, if such date is not a business day, the immediately preceding business day) and, with respect to any additional loans, the maturity date for such additional loans shall be as set forth in the relevant incremental agreement with respect to such additional loans, provided that such maturity date shall not be earlier than the maturity date for any then outstanding loans.  In addition, Broadband Holdco’s obligations under the Margin Loan Facility are secured by first priority liens on Broadband Holdco’s ownership of all of its shares of Liberty Broadband Series C common stock (the “Pledged Stock”), sufficient for Broadband Holdco to meet its loan to value ratios under the Margin Loan Agreement.  If Broadband Holdco defaults on its obligations under the Margin Loan Agreement, each lender (subject to applicable cure periods) has the right to terminate its commitments and declare the outstanding principal amount of its loans under the Margin Loan Facility, together with any accrued and unpaid interest thereon, the amount of the prepayment premium, if applicable, and all other amounts owing or payable under the Margin Loan Agreement and the other loan documents entered into in connection with the Margin Loan Facility, to be immediately due and payable, and each lender that has, or purports to have, control over any portion of the collateral pursuant to a collateral account control agreement has the right to (i) foreclose on that portion of the Pledged Stock securing its respective portion of the Margin Loan Facility and any other collateral that then secures Broadband Holdco’s obligations to such lender or its agented lenders and (ii) exercise any and all other rights such lender may have against Broadband Holdco under the loan documents and applicable law.

Borrowings under the Margin Loan Facility bear interest at a per annum rate equal to the applicable LIBOR plus the base spread or the applicable base rate plus the base spread less 1%.  Broadband Holdco has the option to elect that interest payments be added to the principal amount of the outstanding loans under the Margin Loan Facility.

The Margin Loan Agreement provides that Broadband Holdco may prepay the loans under the Margin Loan Facility at any time, subject to certain notice requirements and a prepayment premium under certain conditions if Broadband Holdco prepays all or any portion of such loans prior to the date that is the later of (i) twelve months after the closing date and (ii) nine months after the funding of the Initial Loans under the Margin Loan Facility.  The Margin Loan Agreement also requires mandatory prepayments, together with the payment of the prepayment premium, if applicable, or, in some cases, at the option of Broadband Holdco, the posting of additional collateral, the prepayment of the loans or the sale of Pledged Shares, upon the occurrence of certain events that are customary for margin loans of this type.

The Margin Loan Agreement contains various affirmative and negative covenants that restrict the activities of Broadband Holdco (including, with limited exceptions, the incurrence of additional indebtedness by Broadband Holdco).

In addition, the Margin Loan Agreement contains events of default that are customary for margin loans of this type, including the occurrence of the following events (and subject to customary cure periods and materiality thresholds):

•      failure to pay principal, interest or other amounts due under the Margin Loan Agreement;

•      failure to observe specified covenants or other agreements in the Margin Loan Agreement and the inaccuracy of representations or warranties under the margin loan agreement;

•      insolvency and related occurrences or events of insolvency with respect to Broadband Holdco;

•      judgments entered against Broadband Holdco above certain thresholds;

•      failure of enforceability or invalidity of the loan documents under the Margin Loan Facility or the effectiveness of the liens created under such loan documents;

•      failure to satisfy collateral shortfalls or the unauthorized withdrawal of collateral; and

•      default by Broadband Holdco under other agreements governing material indebtedness.

Senior Secured Credit Facilities

As previously disclosed, on May 3, 2017, GCI LLC, and GCI Holdings, LLC (formerly known as GCI Holdings, Inc.), a Delaware limited liability company and wholly-owned subsidiary of GCI LLC (the “Borrower”), entered into a Fifth Amendment (the “Fifth Amendment”) to the Fourth Amended and Restated Credit and Guarantee Agreement, dated as of February 2, 2015, by and among the Borrower, GCI LLC, the subsidiary guarantors party thereto, the lenders party thereto, Credit Agricole Corporate and Investment Bank, as administrative agent, MUFG Union Bank, N.A. and SunTrust Bank, as co-syndication agents, and Bank of America, N.A., as documentation agent (the “Fourth Amended and Restated Credit Agreement”, and the credit facilities thereunder, the “Senior Credit Facilities”).  The primary purpose of the Fifth Amendment was to amend the Fourth Amended and Restated Credit Agreement to implement the following amendments (such amendments, the “Reorganization Credit Agreement Amendments”): (i) permit the Borrower to assign to GCI LLC its rights and obligations under the Senior Credit Facilities, with GCI LLC becoming the new borrower, (ii) amend the Fourth Amended and Restated Credit Agreement to provide that the transactions contemplated by the Reorganization Agreement did not constitute a “Change in Control” and (iii) provide less restrictive covenants than those set forth in the Fourth Amended and Restated Credit Agreement with respect to certain actions of GCI LLC and certain of its subsidiaries holding the Liberty Ventures businesses, assets and liabilities contributed by Liberty Interactive to GCI Liberty in the Contribution.

On February 27, 2018, GCI LLC and the Borrower entered into a Seventh Amendment to the Fourth Amended and Restated Credit Agreement (the “Seventh Amendment”), which provided, among other things, that upon the effectiveness of the Fifth Amendment, the Fourth Amended and Restated Credit Agreement would be amended and restated as the fifth amended and restated credit agreement (the “Fifth Amended and Restated Credit Agreement”). The Fifth Amended and Restated Credit Agreement incorporates the Reorganization Credit Agreement Amendments and became effective concurrently with the Contribution Effective Time.

The Notes

As previously disclosed, in April 2017, GCI LLC completed the previously announced solicitation of consents (the “Consent Solicitation”) from the holders of its outstanding 6.75% Senior Notes due 2021 (“6.75% Senior Notes”) and 6.875% Senior Notes due 2025 (“6.875% Senior Notes”, and together with the 6.75% Senior Notes, the “Notes”) to effect certain amendments to the indentures governing the Notes (the “Indentures”), upon the terms and subject to the conditions set forth in the Consent Solicitation Statement, dated April 12, 2017, and the related Letter of Consent.

The primary purpose of the Consent Solicitation was to amend the Indentures to do the following (the “Reorganization Indenture Amendments”): (i) permit GCI LLC to be a Delaware limited liability company rather than a corporation as then required under the Indentures pursuant to a merger with the then existing issuer under the Notes, (ii) amend the Indentures to provide that the transactions contemplated by the Reorganization Agreement did not constitute a “Change of Control” requiring GCI LLC to make an offer to repurchase the Notes at 101% of principal amount plus accrued and unpaid interest and (iii) provide less restrictive covenants than those set forth in the Indentures with respect to certain actions the Issuer and certain of its subsidiaries holding the Liberty Ventures businesses, assets and liabilities contributed by Liberty Interactive to GCI Liberty in the Contribution.

The Reorganization Indenture Amendments were effected by supplemental indentures to the Indentures (the “Supplemental Indentures”) that were executed on April 28, 2017, which became effective immediately prior to the merger of GCI LLC, which, as previously reported, occurred on March 8, 2018.

The above summaries of the agreements set forth in this Item 2.03 do not purport to be complete, and are qualified in their entirety by reference to the form of the Margin Loan Agreement and the full text of the Fifth Amendment, the Indentures and the Supplemental Indentures, which are filed as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5 and 4.6, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 2.03, and the Seventh Amendment, which will be filed by GCI LLC at a later date.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On March 9, 2018, Grant Thornton LLP (“GT”) was replaced as the independent registered public accounting firm of GCI LLC. Effective March 9, 2018, subject to final client acceptance procedures, KPMG LLP (“KPMG”) has been appointed as GCI LLC’s new independent registered public accounting firm. The replacement of GT and approval of the appointment of KPMG as GCI LLC’s independent registered public accounting firm was approved by the Audit Committee of the Board of Directors of GCI Liberty on March 9, 2018. The replacement of GT and appointment of KPMG was done in connection with the closing of the transactions contemplated by the Reorganization Agreement. For accounting purposes, the transactions contemplated by the Reorganization Agreement are treated as a reverse acquisition and, as such, the historical financial statements of the accounting acquirer, which will be audited by KPMG for the fiscal years ended December 31, 2015, 2016 and 2017, have become the historical financial statements of GCI LLC.

GT’s audit report on GCI LLC’s financial statements for the fiscal years ended December 31, 2016 and 2017, did not contain an adverse opinion or disclaimer of opinion, nor was it qualified as to audit scope or accounting principles. During the fiscal years ended December 31, 2016 and 2017, (a) there were no “disagreements” (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between GCI LLC and GT on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to GT’s satisfaction, would have caused GT to make reference in connection with GT’s opinion to the subject matter of the disagreement; and (b) there were no “reportable events” as the term is described in Item 304(a)(1)(v) of Regulation S-K.

GCI LLC provided GT with a copy of the disclosures it is making in this Current Report on Form 8-K and has requested that GT furnish it with a letter addressed to the SEC stating whether they agree with the above statements. The letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the two most recent fiscal years and the interim periods preceding the engagement, and through the date of this Current Report on Form 8-K, neither GCI LLC nor anyone on its behalf has previously consulted with KPMG regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on GCI LLC’s financial statements, and neither a written report was provided nor oral advice was provided to GCI LLC that KPMG concluded was an important factor considered by GCI LLC in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

Item 5.01. Changes in Control of Registrant.

The information set forth in Item 2.01 to this Current Report on Form 8-K is incorporated herein by reference into this Item 5.01.

Item 8.01. Other Events.

On March 9, 2018, Liberty Interactive and GCI Liberty issued a joint press release (the “Press Release”) announcing the completion of the transactions contemplated by the Reorganization Agreement. The full text of the Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01.                                        Financial Statements and Exhibits.

(b)  Pro forma financial information.  The pro forma financial information required by Item 9.01(b) to Form 8-K will be filed by amendment within 71 calendar days after the date this Current Report on Form 8-K must be filed.

(d)                            Exhibits.

Exhibit No.	Description
4.1

Form of Margin Loan Agreement, dated as of December 29, 2017, by and among Broadband Holdco, LLC, as Borrower, Various Lenders, JPMorgan Chase Bank, N.A., London Branch, as Calculation Agent, and JP Morgan Chase Bank, N.A., London Branch, as Administrative Agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, filed by GCI Liberty, Inc. with the Securities and Exchange Commission on March 14, 2018).

4.2

Fifth Amendment to the Fourth Amended and Restated Credit Agreement dated as of May 3, 2017 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, filed by the General Communication, Inc. with the SEC on May 9, 2017 (File No. 000-15279)).

4.3

Indenture dated as of May 20, 2011 between GCI, Inc. and Union Bank, N.A., as trustee (incorporated by reference to Exhibit 4.4 the Current Report on Form 8-K, filed by GCI, Inc. with the SEC on May 25, 2011 (File No. 000-05890)).

4.4

Indenture dated as of April 1, 2015 between GCI, Inc. and MUFG Union Bank, N.A., as trustee (incorporated by reference to Exhibit 4.1 to GCI, Inc.’s Current Report on Form 8-K, filed with the SEC on April 6, 2015 (File No. 000-05890)).

4.5

Supplemental Indenture, dated as of April 28, 2017, between GCI, Inc. and MUFG Union Bank, N.A., as Trustee (6.75% Senior Notes) (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, filed by General Communication, Inc. with the SEC on May 2, 2017 (File No. 000-15279) (the “GCI 8-K”)).

4.6	Supplemental Indenture, dated as of April 28, 2017, between GCI, Inc. and MUFG Union Bank, N.A., as Trustee (6.875% Senior Notes) (incorporated by reference to Exhibit 4.2 to the GCI 8-K).
16.1	Letter from Grant Thornton LLP, dated March 14, 2018.
99.1	Joint Press Release, dated March 9, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2018

GCI, LLC

By:	/s/ Craig Troyer
	Name:	Craig Troyer
	Title:	Senior Vice President and Assistant Secretary